EXHIBIT 99.1
                                                                    ------------




                                  NEWS RELEASE


                                             CONTACT:    Lester A. Aaron
                                                         Chief Financial Officer
                                                         (818) 591-9800



                   UNICO AMERICAN CORPORATION REPORTS RESULTS
                   FOR ITS SECOND QUARTER ENDED JUNE 30, 2004

Woodland Hills, California, August 11, 2004 - Unico American Corporation (NASDAQ- "UNAM") announced today that for its quarter ended June 30, 2004, revenues were $15,243,414 and net income was $1,233,390 ($0.22 diluted income per share) compared with revenues of $12,292,016 and net income of $561,276 ($0.10 diluted income per share) for the quarter ended June 30, 2003. Revenues for the six months ended June 30, 2004, were $30,923,605 and net income was $2,491,387 ($0.45 diluted income per share) compared with revenues of $23,708,607 and net income of $794,359 ($0.14 diluted income per share) for the six months ended June 30, 2003.

Stockholders' equity was $39,609,812 at June 30, 2004, or $7.22 per common share including unrealized after-tax investment gains of $758,547 compared to stockholders' equity of $38,470,857 or $7.01 per common share including unrealized after-tax investment gains of $2,110,979 at December 31, 2003.

Unico American Corporation is an insurance holding company that provides property, casualty, health and life insurance, and related premium financing through its wholly owned subsidiaries.

                                 (Table Follows)

                   UNICO AMERICAN CORPORATION AND SUBSIDIARIES
                     SUMMARY OF CONSOLIDATED FINANCIAL DATA
                                   (UNAUDITED)
                       ($ in thousands, except per share)


                                                Three Months Ended Ended              Six Months Ended
                                                        June 30                           June 30
                                                        -------                           -------
                                                   2004          2003                2004         2003
                                                   ----          ----                ----         ----
Revenues
--------
Insurance Company Revenues
   Premium earned                                $16,839       $12,648             $33,314       $24,073
   Premium ceded                                   4,511         3,915               8,400         7,379
                                                  ------        ------              ------        ------
      Net premium earned                          12,328         8,733              24,914        16,694
   Investment income                               1,023         1,214               2,115         2,481
   Other income                                       19            24                  49            43
                                                  ------         -----              ------        ------
      Total Insurance Company Revenues            13,370         9,971              27,078        19,218

Other Revenues from Insurance Operations
   Gross commissions and fees                      1,629         2,070               3,340         4,007
   Investment income                                   8            13                  18            26
   Finance charges and fees earned                   235           231                 482           451
   Other income                                        1             7                   6             7
                                                  ------        ------              ------        ------
      Total Revenues                              15,243        12,292              30,924        23,709
                                                  ------        ------              ------        ------

Expenses
--------
Losses and loss adjustment expenses                8,652         6,996              17,609        13,676
Policy acquisition costs                           2,645         1,870               5,123         3,654
Salaries and employee benefits                     1,097         1,286               2,314         2,479
Commissions to agents/brokers                        231           382                 502           785
Other operating expenses                             673           886               1,462         1,883
                                                  ------        ------              ------        ------
   Total Expenses                                 13,298        11,420              27,010        22,477
                                                  ------        ------              ------        ------

   Income Before Income Taxes                      1,945           872               3,914         1,232
Income Tax Provision                                 712           311               1,423           438
                                                   -----           ---               -----          ----
   Net Income                                     $1,233          $561              $2,491          $794
                                                   =====           ===               =====           ===


PER SHARE DATA
--------------
Basic
  Earnings Per Share                               $0.22         $0.10               $0.45         $0.14
  Weighted Average Shares (000)                    5,490         5,490               5,490         5,490
Diluted
  Earnings Per Share                               $0.22         $0.10               $0.45         $0.14
  Weighted Average Shares (000)                    5,573         5,526               5,575         5,517


INSURANCE COMPANY STATUTORY OPERATING RATIOS
--------------------------------------------
Losses and Loss Adjustment Expenses                 69.9%         79.7%               70.4%         81.6%
Underwriting Expenses                               29.0%         28.9%               28.5%         29.1%
                                                    ----         -----                ----         -----
  Combined Ratio                                    98.9%        108.6%               98.9%        110.7%
                                                    ====         =====                ====         =====